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                                                                     EXHIBIT (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated October 8, 2003 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen High Income Corporate Bond Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 49 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-62115) and in this Amendment No. 44 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-2851).



                                                         /s/ ERNST & YOUNG LLP
                                                             -----------------
                                                             ERNST & YOUNG LLP

Chicago, Illinois
August 26, 2004